EXHIBIT 10.5
ADDENDUM 2
TO
INTELLECTUAL PROPERTY LICENSE AND TRANSFER AGREEMENT

Parties:

STICHTING SYMBID IP FOUNDATION

and

SYMBID HOLDING B.V.

15 November 2016 Executed version

THE UNDERSIGNED:
I.
STICHTING SYMBID IP FOUNDATION, a foundation (stichting), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Marconistraat 16, 3029 AK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 58919902 ("Symbid Foundation");
and
II.
SYMBID HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, having its business address at Marconistraat 16, 3029 AK Rotterdam, the Netherlands, registered in the Trade Register of the Chamber of Commerce under number 58921575 ("Symbid Holding");
A.
Symbid Foundation and Symbid Holding entered into an intellectual property license and transfer agreement dated 16 October 2013 ("Agreement");
B.
Symbid Foundation and Symbid Holding entered into an Amendment to the intellectual property license and transfer agreement dated 5 December 2013 ("Amendment");
C.
Pursuant to article 3 of the Agreement, Symbid Holding is entitled to grant sublicenses to use certain intellectual property rights and know-how to Affiliates (as defined in the Agreement);
D.
Symbid Holding has entered into an intellectual property sublicense and transfer agreement ("Sublicense Agreement") with Symbid B.V. ("Symbid BV") in accordance with article 3 of the Agreement;
E.
Symbid BV has granted various licenses to use certain intellectual property rights and know-how to parties other than Affiliates, as specified in Schedule 1 ("Third Party Sublicenses");
F.
Symbid Foundation and Symbid Holding wish to amend the Agreement (i) to enable Stichting Symbid IP Foundation to also grant a license to Symbid Coöperatie UA in return for which it will be bearing the costs for the further development of the software, all as specified in this addendum ("Addendum No. 2").

1.1
The exclusivity of the license granted in the Agreement is hereby adjusted to a non-exclusive license agreement. The critical reason being Symbid Holding is not able to continue development of the software to reassure compliance with local law and regulation in The Netherlands. Symbid Coöperatie UA will be granted a license under the condition it continues the development of the intellectual property rights and know-how. Symbid Holding through the Agreement can continue to make use of the intellectual property rights and know-how as updated by Symbid Coöperatie UA.

2.1
This Addendum No. 2 shall be effective as of the Effective Date as defined in the Agreement.

2.2
Other than as specified in this Addendum No. 2, the Agreement shall remain unchanged and in full force and effect.

3.1
This Addendum No. 2 is governed by and shall be construed in accordance with the laws of the Netherlands.

3.2
Any dispute arising out of or in connection with this Addendum No. 2 shall be submitted exclusively to the competent courts in Rotterdam, the Netherlands, notwithstanding the right of appeal.

- signature page to follow -

In witness whereof, agreed upon and signed in two (2) counterparts by:

Symbid Holding B.V. /s/ Korstiaan Zandvliet	Stichting Symbid IP Foundation /s/ Korstiaan Zandvliet
By: Arena Amnis B.V.	By: Arena Amnis B.V.
By: Korstiaan Zandvliet	By: Korstiaan Zandvliet
Position: Managing Director	Position: Board member

Stichting Symbid IP Foundation /s/ Robin Slakhorst . By: Gastropoda Equus B.V. By: Robin Slakhorst Position: Board Member

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